UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2011

Nationstar Mortgage LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-171370	75-2921540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Highland Drive Lewisville, Texas		75067
(Address of principal executive offices)		(Zip code)

(469) 549-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2011, Nationstar Mortgage LLC (“Nationstar” or the “Company”) completed an offering by Nationstar and Nationstar Capital Corporation (together, the “Issuers”) for $35.0 million additional 10.875% Senior Notes (the “additional notes”) due 2015, which are not registered under the Securities Act of 1933, as amended (the “Securities Act”). The additional notes are a follow-on issue to the Issuers’ $250.0 million aggregate principal amount of 10.875% Senior Notes due 2015 issued on March 26, 2010 (the “existing notes”) and form a single series of debt securities with the existing notes.

The additional notes were issued pursuant to a Third Supplemental Indenture, dated as of December 19, 2011 (the “Third Supplemental Indenture”), among the Issuers, the guarantors thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Third Supplemental Indenture provides that the additional notes have terms identical to the existing notes, other than the issue date and offering price. The additional notes will become fungible, following completion of an exchange offer pursuant to a registration rights agreement, and vote together with the existing notes immediately upon issuance. Upon completion of this offering, the aggregate principal amount of outstanding notes under this series will be $285.0 million. Accordingly, the $35.0 million aggregate principal amount of additional notes offered thereby will constitute approximately one-eighth of the total voting power of the $285.0 million of notes to be outstanding after this offering.

On December 19, 2011, the Issuers and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with RBS Securities Inc. that provides holders of the additional notes certain rights relating to registration of the additional notes under the Securities Act.

Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will file an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the additional notes for substantially identical notes (the “Exchange Notes”) and use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act. Upon the exchange offer registration statement being declared effective, the Issuers and the Guarantors will use their commercially reasonable efforts to consummate the Exchange Offer on or prior to the 270th day after the original issue date of the additional notes. If and for so long as the Issuers and the Guarantors have not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer (the “Registration Default”), the annual interest rate borne by the Notes will be increased by 0.25% per annum during the 90-day period immediately following such Registration Default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 0.50% per annum.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4.1	Third Supplemental Indenture, dated as of December 19, 2011, to the Indenture, dated as of August 31, 2010, by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated as of December 19, 2011, among the Issuers, the Guarantors and RBS Securities Inc., as the initial purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nationstar Mortgage LLC

Date: December 19, 2011	By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer, President and Chief
Financial Officer